                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         P. H. Glatfelter Company
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                             [P.H. GLATFELTER LOGO]

                            P. H. GLATFELTER COMPANY
                       96 SOUTH GEORGE STREET, SUITE 500
                            YORK, PENNSYLVANIA 17401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 2001

                             ---------------------

TO THE SHAREHOLDERS:

     The 2001 annual meeting of shareholders of P. H. Glatfelter Company will be held at the company's Spring Grove mill, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 25, 2001 at 10:00 a.m. for the following purposes:

        1. To elect two members of the Board of Directors to serve for full three-year terms expiring in 2004; and

        2. To transact such other business as may properly come before the meeting.

     Only holders of record of the company's common stock at the close of business on March 1, 2001 will be entitled to notice of and to vote at the annual meeting.

     It is important that your shares be represented and voted at the annual meeting. Whether or not you currently plan to attend the meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

                                            /s/ M.R. MUELLER
                                            M. R. MUELLER,
                                            Secretary

March 19, 2001

                            P. H. GLATFELTER COMPANY

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being solicited by the Board of Directors of P. H. Glatfelter Company (the company), 96 South George Street, Suite 500, York, Pennsylvania 17401, in connection with the 2001 annual meeting of shareholders of the company (the annual meeting or meeting). This proxy statement and the accompanying proxy card are being mailed to the company's shareholders on or after March 19, 2001.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, shareholders will act upon the following matters:

     - electing two directors of the company, each to serve for a three-year term expiring at the company's 2004 annual meeting; and

     - transacting any other business that may properly be brought before the meeting.

     In addition, the company's management will report on the company's business during the year ended December 31, 2000 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only holders of record of the company's common stock at the close of business on the record date, March 1, 2001, are entitled to receive notice of and to vote at the meeting. Each share of the company's common stock is entitled to one vote per share on all business presented at the meeting, except that shareholders have cumulative voting rights in electing directors. Cumulative voting means that each shareholder is entitled to as many votes in electing directors as is equal to the number of his or her shares of common stock multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees as he or she sees fit. The persons named in the accompanying proxy card as proxy holders will have the right to vote cumulatively and to distribute their votes among the nominees as they see fit.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the company, it will be voted as you specify. If you are a holder of record of the company's common stock on the record date and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting. The votes will be counted by judges of election appointed by the company.

WHAT CONSTITUTES A QUORUM?

     A quorum is necessary to permit a particular matter to be considered and acted upon at the meeting. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. The company had 42,435,131 shares of common stock outstanding on the record date.

WHAT VOTE IS REQUIRED TO ELECT A DIRECTOR?

     The two nominees for director receiving the highest number of votes cast, in person or by proxy, by shareholders entitled to vote thereon will be elected to serve on the Board. Votes withheld with respect to the election of a director will not be voted with respect to such director, although they will be counted in determining whether there is a quorum. Accordingly, votes withheld will have no effect on the result of the vote.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign and return the accompanying proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders in the proxy card. Your shares will then be voted as indicated in this proxy statement.

WHAT IS THE BOARD'S RECOMMENDATION?

     The Board of Directors recommends a vote FOR election of its two nominees for director, Robert P. Newcomer and John M. Sanzo, for terms expiring in 2004.

     Unless you give other instructions on the accompanying proxy card, the persons named in the proxy card as proxy holders will vote in accordance with the recommendation of the Board.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the company's Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders to vote your proxy will be revoked if you attend the meeting in person and request to change your vote or vote in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

     The company bears the cost of preparing, printing, assembling and mailing this proxy statement and other Board proxy solicitation materials. In addition to the solicitation of proxies by mail, some of the officers and other employees of the company may solicit proxies personally, by telephone and by other means. These persons receive no special compensation for any solicitation activities.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2002 ANNUAL MEETING?

     To be included in the proxy statement for the company's 2002 annual meeting, shareholder proposals must be submitted in writing to the company's Secretary no later than November 19, 2001. If any shareholder proposal is submitted after February 2, 2002, the proxy holders will be allowed to use their discretionary voting authority when the proposal is made at the company's 2002 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

WHO ARE THE COMPANY'S AUDITORS?

     In accordance with the recommendations of the company's Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the company and its consolidated subsidiaries for the year ending December 31, 2001. A representative of Deloitte & Touche is expected to attend the annual meeting, will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate shareholder questions.

WHAT DID THE COMPANY PAY ITS AUDITORS IN 2000?

     For the year ended December 31, 2000, the company paid Deloitte & Touche LLP, its independent auditors, aggregate fees as follows:

Audit Fees................................................  $428,900
Financial Information Systems Design and Implementation
  Fees....................................................  $      0
All Other Fees............................................  $361,197

                             ELECTION OF DIRECTORS

     Two directors are to be elected at the annual meeting to serve three-year terms expiring on the date of the company's 2004 annual meeting and until their respective successors are elected and qualified. The Board of Directors proposes that Robert P. Newcomer and John M. Sanzo, both of whom are currently serving as directors of the company, be re-elected as directors. The nominees have consented to serve if elected to the Board. If a nominee is unable to serve as a director at the time of the meeting, an event which the Board does not anticipate, the persons named in the accompanying proxy card will vote for such substitute nominee as may be designated by the Board, unless the Board reduces the number of directors accordingly.

BOARD OF DIRECTORS

     The following table sets forth information as to the nominees and the other persons who are to continue as directors of the company after the annual meeting. The offices referred to in the table are offices of the company unless otherwise indicated. For information concerning the number of shares of the company's common stock owned by each director and all directors and executive officers as a group as of March 1, 2001, see "Ownership of Common Stock."

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Nominees to be elected for terms expiring in 2004:

Robert P. Newcomer             52       1998       President and Chief Operating Officer since
                                                   February 2001; Executive Vice President from
                                                   June 1998 to February 2001; Chief Financial
                                                   Officer from June 1998 to June 2000; Senior
                                                   Vice President and Chief Financial Officer from
                                                   October 1995 to June 1998

John M. Sanzo                  51       1992       Private Financial Consultant since June 1994

Directors continuing for terms expiring in 2003:

Robert E. Chappell             56       1989       Chairman and Chief Executive Officer, Penn
                                                   Mutual Life Insurance Company, since January
                                                   1997; President and Chief Executive Officer,
                                                   Penn Mutual Life Insurance Company, from April
                                                   1995 to December 1996; Director of Quaker
                                                   Chemical Corporation

George H. Glatfelter II(1)     49       1992       Chairman since April 2000; Chief Executive
                                                   Officer since June 1998; President from June
                                                   1998 to February 2001; Senior Vice President
                                                   from September 1995 to June 1998

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Ronald J. Naples               55       2000       Chairman and Chief Executive Officer, Quaker
                                                   Chemical Corporation, since October 1995

Richard L. Smoot               60       1994       Regional Chairman, PNC Bank, National
                                                   Association, Philadelphia/South Jersey markets
                                                   since December 2000; President and Chief
                                                   Executive Officer, PNC Bank, National
                                                   Association, Philadelphia/South Jersey markets,
                                                   prior to December 2000; Director of
                                                   Philadelphia Suburban Corporation

Directors continuing for terms expiring in 2002:

Nicholas DeBenedictis          55       1995       Chairman, Chief Executive Officer and Director
                                                   of Philadelphia Suburban Corporation; Director
                                                   of Met Pro Corp. and Provident Mutual Life
                                                   Insurance Company

Patricia G. Foulkrod(1)        56       1999       Community volunteer

George H. Glatfelter(1)        74       1970       Retired; former Vice
                                                   President -- Manufacturing, Spring Grove mill

M. A. Johnson II               67       1970       Retired; former Executive Vice President,
                                                   Treasurer and Chief Financial Officer

---------------
(1) Patricia G. Foulkrod is the niece of George H. Glatfelter and the first cousin of George H. Glatfelter II. George H. Glatfelter is the father of George H. Glatfelter II.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET DURING 2000?

     The Board of Directors held six meetings during 2000. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees thereof on which he or she served in 2000.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Employee Benefits Committee. The members of all of these committees are appointed by the Board. As of the end of their current terms in April 2001, R. S. Hillas and P. R. Roedel will retire from the Board. R. S. Hillas and P. R. Roedel serve on several of the committees set forth below and the Board will fill the vacancies created by their retirement as it deems necessary.

     Executive Committee. The Executive Committee currently consists of five members of the Board: G. H. Glatfelter, G. H. Glatfelter II, R. S. Hillas, M. A. Johnson II, and R. L. Smoot. The Executive Committee has the authority to exercise all of the powers of the Board of Directors between meetings of the Board, except the power to amend the company's by-laws, submit matters to shareholders for approval, create or fill vacancies on the Board and repeal or modify any prior action of the Board that by its terms can be repealed or amended only by the Board. The Executive Committee held two meetings during 2000.

     Audit Committee. The Audit Committee currently consists of five members of the Board: R. E. Chappell, N. DeBenedictis, R. S. Hillas, P. R. Roedel and J. M. Sanzo, all of whom are independent from the company and its management as independence is defined in the New York Stock Exchange's listing standards. In accordance with its charter, attached as Appendix A to this proxy statement, the Audit Committee (i) recommends to the Board of Directors the independent accountants to be appointed for the company, (ii) meets with the independent accountants, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, including in the case of the independent accountants, the fees for such services and (iii) reviews and reports on the results of such audits to the Board. The Audit Committee held two meetings during 2000.

     Compensation Committee. The Compensation Committee currently consists of six members of the Board: R. E. Chappell, N. DeBenedictis, R. S. Hillas, R. J. Naples, P. R. Roedel and R. L. Smoot, none of whom are members of the company's management. The responsibilities of the Compensation Committee are described below (see "Report of Compensation Committee on Executive Compensation"). The Compensation Committee held four meetings during 2000.

     Finance Committee. The Finance Committee currently consists of five members of the Board: P. G. Foulkrod, G. H. Glatfelter II, M. A. Johnson II, R.
P. Newcomer and J. M. Sanzo. The Finance Committee is responsible for overseeing the company's financial affairs and recommending such financial actions and policies, including those with respect to dividends, as are most appropriate to accommodate the company's operating strategies while maintaining its sound financial condition. The Finance Committee held one meeting during 2000.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of four members of the Board:
G. H. Glatfelter II, R. S. Hillas, J. M. Sanzo and R. L. Smoot. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recruitment of effective candidates for nomination as directors and officers of the company and general oversight over corporate governance issues. The Nominating and Corporate Governance Committee held three meetings during 2000. The Nominating and Corporate Governance Committee will consider as nominees for election to the Board persons recommended by the holders of common stock of the company. Any shareholder desiring to recommend a nominee for election at the 2002 annual meeting of shareholders should submit such nomination in writing to the Secretary of the company by November 19, 2001.

     Employee Benefits Committee. The Employee Benefits Committee currently consists of two members of the Board, G. H. Glatfelter II and R. P. Newcomer, and two officers of the company, J. R. Anke and R. S. Wood. The responsibilities of the Employee Benefits Committee include the general overview of the provisions of various pension plans of the company and periodic review of pension fund performance. The Employee Benefits Committee is also responsible for administering the company's various profit sharing and 401(k) savings plans and for conducting a periodic review of profit sharing and savings plan fund performance. The Employee Benefits Committee held two meetings during 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the company's audited financial statements with both the company's management and the company's independent auditors, Deloitte & Touche LLP. The company's management has advised the Audit Committee that all such audited financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has discussed with Deloitte & Touche LLP certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit

Committee has also discussed with Deloitte & Touche LLP their independence from the company and its management. The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence with Audit Committees, disclosing all relationships between Deloitte & Touche LLP and its related entities and the company. In addition to the information provided by Deloitte & Touche LLP, the Audit Committee considered the level of non-audit services provided by Deloitte & Touche LLP in determining that they were independent.

     Based on the review and discussions described above, the Audit Committee has recommended to the company's Board of Directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          N. DeBenedictis (Chairman)
                                          R. E. Chappell
                                          R. S. Hillas
                                          P. R. Roedel
                                          J. M. Sanzo

DIRECTOR COMPENSATION

HOW ARE DIRECTORS COMPENSATED?

     Base Compensation. The company pays non-employee directors an annual retainer fee of $12,500. In addition, the company pays non-employee directors $1,000 for every board meeting attended plus $800 for every committee meeting attended. The company also pays non-employee committee chairpersons an annual committee-related retainer of $2,500.

     Deferred Compensation. Pursuant to the company's Deferred Compensation Plan for Directors (the plan), every year each director may elect to defer 50%, 75% or 100% of his or her retainer to be earned in that year and following years. For each director who participates in the plan, the company will credit a deferred fee account with phantom shares of the company's common stock (stock units) at such time as the retainer would otherwise have been paid. The number of stock units credited to a director's deferred account is the quotient of the amount of the deferred retainer divided by the fair market value of the company's common stock on such date. Additional stock units are credited to each director's account as of each payment date for dividends on the company's common stock, based on the number of stock units credited to a director's account on the record date for such dividends. Once a participant in the plan ceases to be a member of the Board of Directors, such participant is entitled to receive an amount in cash equal to the product of the number of stock units credited to his or her deferred account multiplied by the fair market value of the company's common stock, payable in lump sum or in installments.

     Options. Each non-employee director receives, on May 1st of each year, non-qualified stock options to purchase 1,500 shares of common stock of the company for a purchase price per share equal to the fair market value per share of the common stock of the company on the date such options are granted. The options vest in full on the first anniversary of the date of the grant and expire on the earlier of the date on which the optionee ceases to be a member of the Board of Directors or ten years from the date of the grant; provided, however, that (i) in the event of the optionee's retirement from the Board, such options are exercisable until the first to occur of five years from the date of such retirement or ten years from the date of the grant and (ii) in the event that an optionee ceases to be a member of the Board by reason of death or disability, such options are exercisable until the first to occur of one year from the date of such death or disability or ten years from the date of the grant.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation from the company and its subsidiaries which was awarded to, earned by, or paid to the chief executive officer of the company and each of the company's five other most highly compensated executive officers in 2000, including R. S. Lawrence, an executive officer who retired on November 1, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                               -----------------------------------------
                                       ANNUAL COMPENSATION              AWARDS                PAYOUTS
                                     -----------------------   -------------------------   -------------
         NAME AND                                               RESTRICTED    SECURITIES
    PRINCIPAL POSITION      FISCAL                             STOCK AWARDS   UNDERLYING       LTIP            ALL OTHER
   AT DECEMBER 31, 2000      YEAR    SALARY($)   BONUS($)(1)      ($)(2)       OPTIONS     PAYOUTS($)(3)   COMPENSATION($)(4)
--------------------------  ------   ---------   -----------   ------------   ----------   -------------   ------------------
G. H. Glatfelter II.......   2000     425,004      313,166         --           92,100         41,332                0
  Chairman, President and    1999     377,580      251,296         --           59,400         74,910                0
  Chief Executive Officer    1998     254,580       63,459         --           81,196         92,293                0

R. P. Newcomer............   2000     333,425      188,030         --           50,700         41,322            5,125
  Executive Vice President   1999     277,884      150,606         --           32,700         74,910            4,825
                             1998     224,880       61,600         --           50,720        107,960            4,825

R. L. Miller..............   2000     237,125      110,217         --           24,800         23,991            5,125
  Vice President --          1999     180,025       88,200         --           16,000         43,382            3,925
  Special Projects           1998     156,475       37,060         --           26,027              0            4,725

R. S. Lawrence............   2000     192,590       92,904         --                0         22,992            4,044
  Formerly Vice              1999     220,104       90,767         --           16,000         43,382            4,800
    President --
  General Manager,           1998     201,054       28,513         --           27,347         92,293            4,800
  Ecusta Division

Leland R. Hall............   2000     218,521      124,281         --           24,800         20,879            5,125
  Vice President--           1999     190,008       98,121         --           16,000         37,717            4,825
  New Product                1998     164,035       35,305         --           25,027              0            4,825
    Development...........

Robert S. Wood............   2000     174,845       67,914         --           24,800          9,997            5,100
  Chief Strategy Officer     1999     138,629       23,220         --           13,700         18,145             4752
                             1998     118,566       27,369         --           19,556         38,598            4,282

---------------
(1) Reflects distributions under a broad-based profit sharing plan payable to all salaried employees and bonuses under the Management Incentive Plan for executive officers and other senior level employees.

(2) At December 31, 2000, Messrs. Glatfelter, Newcomer, Miller, Lawrence, Hall and Wood held restricted stock awards for 52,490, 28,921, 14,166, 9,166, 14,166 and 15,086 shares of common stock, respectively. At December 31, 2000, the fair market value of the shares subject to awards held by Messrs. Glatfelter, Newcomer, Miller, Lawrence, Hall and Wood was $653,501, $360,066, $176,367, $114,116, $176,367 and $187,821, respectively.
    Restricted stock will vest at the end of the fourth year after it is awarded. An amount equal to the cash dividends per share paid on the company's common stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period. Further information concerning restricted stock awarded in 2000 is set forth under "Long-Term Incentive Plan Awards."

(3) For 1998, 1999 and 2000 with respect to Messrs. Glatfelter, Newcomer, Lawrence and Wood, represents the payout for performance shares which were awarded in 1994, 1995 and 1996, respectively, pursuant to the 1992 Key Employee Long-Term Incentive Plan, for the four-year performance periods ended December 31, 1998, 1999 and 2000, respectively. For 1999 and 2000 with respect to Messrs. Miller and

    Hall, represents the payout for performance shares which were awarded in 1995 and 1996, respectively, pursuant to the 1992 Key Employee Long-Term Incentive Plan, for the four-year performance periods ended December 31, 1999 and 2000, respectively.

(4) Other compensation reported for 2000 represents (a) matching contributions under the company's 401(k) Savings Plan and (b) in the case of Messrs. Newcomer, Miller and Hall the $25 payable to them as employees at the company's Spring Grove mill with service in excess of 25 years.

OPTION GRANTS

     The following table sets forth information concerning the number of options granted during 2000 and the value of unexercised options to purchase common stock held by the named executive officers at December 31, 2000. Under the terms of the stock options granted during 2000, none of the options are exercisable until 2002.

                             OPTION GRANTS IN 2000

                               NUMBER OF           % OF
                              SECURITIES       TOTAL OPTIONS
                              UNDERLYING        GRANTED TO       EXERCISE                    GRANT DATE
                                OPTIONS          EMPLOYEES         PRICE      EXPIRATION      PRESENT
NAME                         GRANTED(#)(1)      DURING 2000      ($/SH)(1)       DATE       VALUE($#)(2)
----                         -------------    ---------------    ---------    ----------    ------------
G. H. Glatfelter II........      92,100            14.8            12.95       12/18/10       272,616
R. P. Newcomer.............      50,700             8.1            12.95       12/18/10       150,072
R. L. Miller...............      24,800             4.0            12.95       12/18/10        73,408
R. S. Lawrence.............           0               0                0             --             0
L. R. Hall.................      24,800             4.0            12.95       12/18/10        73,408
R. S. Wood.................      24,800             4.0            12.95       12/18/10        73,408

---------------

(1) With respect to Messrs. Glatfelter, Newcomer, Miller, Hall and Wood, the options were granted on December 19, 2000 and are exercisable with respect to 25% of the total number of shares subject to option on each of January 1, 2002 and January 1 of the following three years. Upon retirement, the grantees may exercise these options until the first to occur of three years from the date of such retirement or December 18, 2010.

(2) The estimated present value at grant date of options granted on December 19, 2000 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise -- ten years; a risk-free interest rate of 5.24%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a remaining term corresponding to the expected life of the options; a volatility rate of 32.3%; and a dividend yield of 5.41% representing the current $.70 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised in 2000 and the value of unexercised options to purchase common stock held by the named executive officers at December 31, 2000.

                      AGGREGATED OPTION EXERCISES IN 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                           SHARES                        OPTIONS AT 12/31/00        OPTIONS AT 12/31/00($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
G. H. Glatfelter II....       0            n/a         125,740        173,916       3,733             3,733
R. P. Newcomer.........       0            n/a         106,477         97,253       2,056             2,056
R. L. Miller...........       0            n/a          65,203         47,884       1,007             1,007
R. S. Lawrence.........       0            n/a           9,097              0         503                 0
L. R. Hall.............       0            n/a          58,058         47,634       1,007             1,007
R. S. Wood.............       0            n/a          48,090         43,876         861               861

---------------

(1) Value is measured by the difference between the closing price for the company's common stock on the New York Stock Exchange on December 29, 2000 and the exercise price of the option.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning the number of shares of restricted stock granted in 2000 under the company's 1992 Key Employee Long-Term Incentive Plan.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2000

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                      NUMBER OF      PERFORMANCE OR       NON-STOCK PRICE BASED PLAN
                                    SHARES, UNITS     OTHER PERIOD     ---------------------------------
                                      OR OTHER      UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
NAME                                  RIGHTS(1)       OR PAYOUT(2)     SHARES(#)   SHARES(#)   SHARES(#)
----                                -------------   ----------------   ---------   ---------   ---------
G. H. Glatfelter II...............     18,530           4 years           --        18,530        --
R. P. Newcomer....................     10,210           4 years           --            --        --
R. L. Miller......................      5,000           4 years           --         5,000        --
R. S. Lawrence....................          0                --           --             0        --
L. R. Hall........................      5,000           4 years           --         5,000        --
R. S. Wood........................      5,000           4 years           --         5,000        --

---------------

(1) Represents restricted stock awarded in 2000 under the 1992 Key Employee Long-Term Incentive Plan that will vest at the end of four years, subject to the achievement by the company of a minimum level of earnings per share over the four-year period. An amount equal to the cash dividends per share paid on the company's common stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period. The restricted stock will be forfeited upon termination of employment during the four-year period for any reason other than retirement, death or disability.

(2) Restricted stock will vest on December 31, 2004.

EMPLOYEE BENEFIT PLANS

WHAT EMPLOYEE BENEFIT PLANS HAS THE COMPANY ESTABLISHED?

     Pension Plan. Officers and directors who are full time employees of the company participate in the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the pension plan). Benefits payable under the pension plan are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the pension plan are not subject to any deduction for Social Security benefits. Retirement benefits accrued under the pension plan for employees of the Ecusta Division are reduced by any pension benefits payable under a pension plan maintained by a predecessor employer. Annual compensation for purposes of the pension plan generally includes salary as listed in the Summary Compensation Table on page 7 plus bonus listed in the Summary Compensation Table for the prior year. To the extent deferral of an award under the company's Management Incentive Plan causes a reduction in a participant's pension under the pension plan, a pension supplement (the MIP adjustment supplement) will be paid from the company's Supplemental Management Pension Plan.

     Employees of the Spring Grove mill who earned a vested benefit under the pension plan before May 1, 1970 (grandfathered Spring Grove participants) may receive a benefit, if greater than the usual benefit, which does not give effect to years of service and is based on a percentage of the participant's earnings as defined in the plan for this purpose, which consist of the sum of (i) the participant's annual base salary as of the April 30th (or other effective date for annual compensation adjustments) closest to the retirement date or, if earlier, the April 30th (or other effective date for annual compensation adjustments) closest to the participant's 60th birthday and (ii) the participant's average compensation in excess of annual base salary for the five year period prior to the year of actual retirement, or, if earlier, the year in which the employee attains age 60. Annual compensation for such participants generally means the salary and bonus amounts listed in the compensation table.

     The pension plan has been amended to reflect three voluntary early retirement enhancement programs (the VEREPs) effective in 1998, 1999 and 2000 for certain groups of eligible salaried employees of the company. Eligible employees who have elected to participate in one of the VEREPs generally receive enhanced benefits under the pension plan based on the addition of five years of credited service and five years of additional age, but not beyond age 65.

     Supplemental Executive Retirement Plan. The company has a Supplemental Executive Retirement Plan (the SERP) consisting of two benefits, either or both of which are available to those management and executive employees who have been selected by the company's Compensation Committee for participation therein. The first benefit, known as the restoration pension, provides an additional pension benefit based on the participant's pension benefit earned under the terms of the pension plan, which is intended to restore that portion of the pension plan's benefit which cannot be paid from that plan due to legal limitations on the compensation and total benefits payable thereunder. Participants may receive the restoration pension in a single sum or in any form permitted under the pension plan, as elected by the participant at the time he first becomes a participant.

     The second benefit, known as the FAC pension, pays a monthly pension benefit equal to a designated percentage of the participant's final average compensation (as defined below), offset by the actuarially equivalent value of the participant's benefits under the pension plan and certain company-sponsored nonqualified defined benefit pension arrangements, including (if applicable) the restoration pension. The designated percentage is 2% multiplied by the participant's years of credited service under the pension plan, but not in excess of 55%. The FAC pension is payable following the participant's retirement at or after age 62 in the form of a joint and 75% survivor annuity with the participant's spouse or, if so requested by the participant and approved by the company's Compensation Committee, as a single sum. The FAC pension can also be paid on an early retirement basis as early as age 55, but reduced by 2.5% for each year by which the early benefit commencement precedes the participant's attainment of age 62. A survivor benefit is also payable to the participant's surviving spouse if the participant dies before his benefit commencement date. Final average compensation means the annualized average of the participant's eligible compensation for the sixty (60) calendar months immediately preceding his retirement, which generally means the salary and bonus amounts listed in the compensation table.

WHAT ARE THE ESTIMATED ANNUAL RETIREMENT BENEFITS OF THE COMPANY'S EXECUTIVES?

     The following table shows the estimated annual retirement benefits, payable in the form of a joint and 75% survivor annuity beginning at age 62, to those executives, including Messrs. Glatfelter, Newcomer, Miller, Lawrence and Wood, who are eligible for the FAC pension under the SERP. This benefit consists of the sum of the executive's pension plan benefits and the additional amount necessary to yield the benefit calculated under the FAC pension.

                               PENSION PLAN TABLE

                                            ESTIMATED ANNUAL RETIREMENT
         AVERAGE ANNUAL                BENEFIT BASED ON YEARS OF SERVICE(1)
         FIVE YEAR PLAN            ---------------------------------------------
         COMPENSATION($)             15         20         25       27.5 OR MORE
         ---------------           -------    -------    -------    ------------
   125,000.......................   37,500     50,000     62,500       68,750
   150,000.......................   45,000     60,000     75,000       82,500
   175,000.......................   52,500     70,000     87,500       96,250
   200,000.......................   60,000     80,000    100,000      110,000
   250,000.......................   75,000    100,000    125,000      137,500
   300,000.......................   90,000    120,000    150,000      165,000
   400,000.......................  120,000    160,000    200,000      220,000
   500,000.......................  150,000    200,000    250,000      275,000
   600,000.......................  180,000    240,000    300,000      330,000
   700,000.......................  210,000    280,000    350,000      385,000
   800,000.......................  240,000    320,000    400,000      440,000
   900,000.......................  270,000    360,000    450,000      495,000

---------------
(1) Pension benefit paid as a joint and 75% survivor annuity.

     The following executive officers who participate in the pension plan had the indicated credited years of service at December 31, 2000: G. H. Glatfelter
II: 24 years; R. P. Newcomer: 28 years; R. L. Miller: 33 years; R. S. Lawrence:
40 years; L. R. Hall: 41 years; and R. S. Wood: 20 years.

     The foregoing table assumes that the executive is a participant in the FAC pension under the SERP. Of the named executive officers at December 31, 2000, Mr. Hall is not eligible for the FAC pension and therefore is entitled to receive a pension determined under the pension plan, together with, as applicable, the restoration pension and the MIP adjustment supplement.

     The accrued annual benefits for Mr. Hall under the pension plan, the restoration pension and the MIP adjustment supplement are $96,745. These accrued benefits are payable in the form of a single life annuity beginning at age 65. Mr. Hall also is eligible to receive a 3-year early retirement supplement (under the company's Supplemental Management Pension Plan) which is paid if he retires before attaining age 65 and elects to defer receipt of benefits under the pension plan until age 65 or, if earlier, until the first day of the 36th month following his retirement. This benefit pays, for up to three years, a monthly benefit equal to that calculated under the pension plan and (if applicable) the restoration pension under the SERP, but with the addition of up to three years to his age.

EMPLOYMENT CONTRACTS

WHAT EMPLOYMENT CONTRACTS HAS THE COMPANY ENTERED INTO?

     The company has entered into change in control employment agreements, dated as of December 31, 2000, with each of Messrs. Glatfelter, Newcomer, Miller, Hall and Wood. Under the agreements, each executive will become entitled to additional payments and benefits if his employment is terminated under certain conditions within two years following a change in control (as defined in the agreements) of the company during the term of the agreements. Under the agreements, each executive's employment with the company will continue for two years from the date of a change in control. During such period, the executive shall continue in the position he held prior to the change in control and shall receive compensation and benefits from the company at least equal to those paid to him prior to the change in control.

     If, within two years following a change in control, an executive's employment is terminated by the company other than for cause, death or disability or is terminated by the executive for good reason (as defined in the agreements), he will receive his then current base salary through the date of termination, plus a lump sum payment, payable within thirty days after the date of termination, representing certain severance benefits (in lieu of further salary payments and in lieu of any severance benefits otherwise payable by the company). The severance benefits under the agreements consist of: (i) a prorated bonus for the year in which the date of termination occurs, on the basis of a target bonus under the Management Incentive Plan and a 7.5% of base salary profit-sharing bonus; (ii) an amount equal to two times (three times in the case of Mr. Glatfelter) (a) the executive's base salary (at the highest rate achieved before the date of termination) plus (b) his annual bonus for the last full fiscal year before the date of termination; (iii) continued health, disability and life insurance coverage for two years (three years in the case of Mr. Glatfelter) at substantially similar levels of coverage, or at the company's option payment to the executive of an amount equal to the company's cost of providing such benefits; and (iv) full vesting and payout under all deferred compensation plans.

     If an executive's employment is terminated by the company for cause, death or disability or is terminated by the executive (including voluntary retirement) without good reason, in lieu of the severance benefits above, such executive will receive a lump sum cash payment of his then current base salary through the date of termination, together with all compensation and benefits to which he is entitled under the company's benefit plans for periods preceding the date of termination.

     The agreements provide that if any payment or benefit to an executive, whether pursuant to the agreements or otherwise, is subject to the excise tax imposed by the Internal Revenue Code on "excess parachute payments," then an additional payment will be made to such executive so that the amount he receives on a net basis will be the same amount that he would have received absent the applicability of the excise tax.

                        COMPENSATION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of six members of the Board of Directors: R. E. Chappell (Chairman), N. DeBenedictis, R. S. Hillas, R. J. Naples, P. R. Roedel and R. L. Smoot.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

WHAT ARE THE RESPONSIBILITIES OF THE COMPANY'S COMPENSATION COMMITTEE?

     The Compensation Committee reviews and approves the elements of the company's executive compensation program and assesses the effectiveness of the program as a whole. The Compensation Committee's responsibilities include: (i) reviewing annually (A) with the company's chief executive officer the job performance of corporate officers and key senior management employees of the company and (B) the job performance of the company's chief executive officer as measured against financial and other objectives and the company's achievements as compared to certain other companies in the paper and forest products industry, (ii) reviewing and establishing the level of salaries and benefits for the chief executive officer, other corporate officers and other key senior management employees of the company, including but not limited to benefits under the company's long-term incentive plan, profit sharing plans, defined benefit and contribution plans and other welfare benefit plans, and (iii) reviewing and approving certain participants in, and the operating rules for awards under, the company's Management Incentive Plan.

     The Compensation Committee from time to time reviews the company's entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based data, compiled by the company and by compensation and other consulting firms. The comparable companies are other companies in the paper and forest products industry (both publicly and privately owned) identified by management, which on an overall basis are most similar to the company in relation to size, products and financial and other characteristics and in certain cases include general industry and nondurable manufacturing companies of roughly the same revenue size as the company. The companies that comprise the Peer Group in the Stock Performance Chart below are the company's industry-based comparable companies. Certain of the comparable companies are included in the S&P MidCap 400, and therefore are represented in two indices in the Stock Performance Chart.

WHAT IS THE COMPANY'S PHILOSOPHY REGARDING EXECUTIVE OFFICER COMPENSATION?

     The Compensation Committee has generally structured the company's executive compensation program (i) to be competitive with compensation programs of comparable companies to enable the company to attract, retain and motivate a highly qualified executive management team, (ii) to provide a significant portion of variable-based compensation that is contingent upon objectively-measured performance to align executive officers' interests with those of the company's shareholders, and (iii) to include appropriate and flexible design features in such programs which will be responsive to the peculiarities of the paper industry and to the changing needs of the company. The elements of the company's executive compensation program are salary, profit sharing, annual incentive compensation, long-term incentive compensation and other benefits. From time to time the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the company's executive compensation program in order to ensure that such program is competitive with compensation programs of comparable companies. In establishing executive compensation for 2000, the Compensation Committee considered a competitive market compensation analysis for a broad cross-section of benchmark management positions throughout the company, including all executive officer positions, prepared by the company's compensation consultant.

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

     Base Salary. The company's policy is to pay fair salaries at levels which are sufficient to attract and retain high caliber individuals based on the relative value of each position, as measured against comparable companies. The Compensation Committee assigns each executive position a salary grade with a base salary range based on the base salary level for similar positions at comparable companies. Ranges are adjusted by the Compensation Committee periodically and executives are moved to different salary grades as their job responsibilities change.

     Generally, executive officer base salaries are reviewed and approved annually. Effective July 1, 2000, salary adjustments were also made in conjunction with changes in job responsibilities and/or salary grades for certain executives. The salary for each executive is set by the Compensation Committee after an assessment of his or her performance and the relation of his or her salary to the midpoint for the applicable salary range. The factors that were considered in granting salary increases to executive officers for 2000 were as follows: (i) the base salaries for most executives were below the midpoint of their respective salary ranges and below the median base salaries for positions of similar scope and responsibility at comparable companies, (ii) the objective of moving base salaries to the midpoint of salary ranges within two years, and (iii) the Compensation Committee's assessment of the executive officer's performance as reported by the chief executive officer.

     Annual Incentive Compensation. The company has established a profit sharing plan which covers all of its domestic salaried employees. The plan is intended to incent participants to enhance company performance by offering them a shared interest in profits each year, up to a maximum of 15% of base salary.

     The Compensation Committee establishes additional incentive bonus opportunities under its Management Incentive Plan, which are designed to encourage greater efforts on the part of key salaried employees to increase the profits of the company. The incentive bonus opportunities potentially represent a significant portion of total compensation and are intended to correlate with the financial and other performance of the company or one or more divisions thereof. The underlying objectives of the company's Management Incentive Plan are to assure that incentive bonus awards are at risk annually, to reward senior executives on the basis of corporate financial and other results and key mill management personnel on the basis of mill financial and other results and to provide an incentive bonus award structure for key salaried employees of the company that is similar to that of comparable companies.

     To establish financial targets for payment of profit sharing and incentive awards for 2000, the Compensation Committee established separate profit centers for the company's Global operations, U.S. Corporate operations (profit sharing only), the Glatfelter Division (representing a combination of the Spring Grove and Neenah mills), each of its domestic mills and its Schoeller & Hoesch operations (incentive only). The company's senior executives were participants in the Global and Glatfelter Division profit centers in 2000.

     The operating rules established by the Compensation Committee for profit sharing in 2000 provide for awards of up to 15% of base salary depending on the percentage return on shareholders' equity for the operations included in the profit center or, in the case of the domestic mill profit centers, on the individual mill financial performance for the year.

     Under the operating rules established by the Compensation Committee for the Management Incentive Plan for 2000, the incentive bonus awards for the Global profit center were based on the earnings per share of the company. The incentive bonus awards for all other profit centers were based on the operating profit and return on capital employed for each profit center.

     The Compensation Committee established annual maximum, target and minimum financial objectives to be achieved for each profit center under the Management Incentive Plan. When establishing such financial objectives, the Compensation Committee considered the 2000 budget, the estimated financial results for 1999 and the actual financial results for 1998 for each profit center. This methodology is intended to induce management to enhance the profitability of the company throughout the full business cycle, and therefore to provide value to the shareholders of the company. The Compensation Committee believes that executive officers should not receive any incentive bonus if the company does not achieve annually established minimum financial objectives. If the minimum financial objectives are achieved, the incentive award for an executive officer would be determined by multiplying a percentage derived from the financial performance of such executive officer's respective profit center by the midpoint of the salary range for such officer's salary grade.

     The 2000 financial performance of the company's Global and Glatfelter Division profit centers resulted in profit sharing awards of less than half and more than half, respectively, of the maximum award attainable under the plan.

     For purposes of the Management Incentive Plan, the financial performances of the Global and Glatfelter Division profit centers for 2000 were modestly less and slightly more, respectively, than the target financial objectives established by the Compensation Committee. Although the company's financial performance in 2000 was below budget, the incentive bonus payments were higher in 2000 than in 1999 because the company's financial performance in 2000 was closer to the target financial performance established by the Compensation Committee for 2000 than in 1999. In addition, effective January 1, 2000, the salary ranges for each salary grade were increased across the board and certain senior executives were promoted into higher salary grades during 2000 commensurate with increased responsibilities, so incentive bonuses for 2000 were based on salary grades with higher salary range midpoints than for 1999.

     Long-Term Incentive Compensation. The company's Long-Term Incentive Plan enables the company to offer key employees equity interests in the company and other incentive awards, including performance-based stock incentives. Certain features of the plan (i.e., stock options, performance shares, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies. The primary purposes of the plan are to (i) attract, retain, motivate and reward key employees, (ii) provide target long-term incentive award opportunities which are competitive with comparable companies,
(iii) assure that the awards issued pursuant to the plan reflect the cyclical and long-term nature of the paper industry, (iv) enable senior executives to acquire appropriate levels of equity interest in the company in order to increase the alignment of their interests with those of shareholders and (v) otherwise strengthen the mutuality of interests between key employees and the company's shareholders.

     In 1995, the company adopted a long-term incentive program, developed at the direction of the Compensation Committee by an executive compensation consulting firm, under which stock options and/or performance shares were granted annually through January 1998 to key employees. The value of such awards was based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. Stock options have an exercise price equal to the fair market value of the company's common stock at the time of the grant and generally become exercisable in annual 25% increments commencing one year after the date of grant. Contingent awards of performance shares were generally made on the first day of a four-year performance period. At the end of the four-year performance period, the number of shares earned is based upon the level of achievement of two factors: return on average shareholders' equity and pre-tax earnings relative performance. If the threshold return on average shareholders' equity is not attained, no shares are earned. Above the threshold goals, the contingent award is reduced if the target goals are not met and such contingent award is supplemented if the target goals are exceeded. Payouts of earned performance shares are made at the discretion of the Committee in cash or in common stock of the company at the end of the four-year performance period. The third four-year performance period under the long-term incentive program ended on December 31, 2000. The payouts were moderately below the target amounts for such period.

     In December 1998, the Compensation Committee revised the long-term incentive program by making awards of restricted stock in lieu of awards of performance shares. The grant of stock options continued. In addition, the grants and awards were made effective in December, whereas in prior years such grants and awards were approved in December, but made effective on January 1 of the following year. Restricted stock was substituted by the Committee for performance shares because the Committee viewed restricted stock, subject to future vesting, as simpler, more understandable and better serving the objective of retaining key senior executives. Stock options continue to provide the necessary long-term incentive. In December 2000, the Compensation Committee made stock option grants and restricted stock awards to executives consistent with the program instituted in December 1998. The value of the stock option grants and restricted stock awards made in December 2000 was based on a percentage of the midpoint of the salary range for each executive. The stock options that were granted in December 2000 had terms and conditions similar to the stock options granted effective on January 1, 1998, December 17, 1998 and December 14, 1999. The restricted stock awards made in December 2000, like the restricted stock awards made in December 1998 and December 1999, are subject to the continued service of the executive for four years, except in cases of death, disability or retirement, and achievement of a threshold earnings level established by the Committee.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     The Compensation Committee intends that awards made under the Long-Term Incentive Plan and the Management Incentive Plan will qualify as performance-based compensation that will be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     The base salary of George H. Glatfelter II, Chairman, President and Chief Executive Officer of the company, was increased by 13.3% effective January 1, 2000, consistent with the goal of advancing his base salary to the mid-point of the salary range for his salary grade over the next two or three years. In approving this increase the Compensation Committee also considered Mr. Glatfelter's role in guiding the company as its chief executive during 1999, a period in which dramatic changes occurred in the company's business and in the paper industry in general.

     Mr. Glatfelter's annual incentive bonus award for 2000 reflected the fact that the financial performance of the company's Global profit center for 2000 was slightly less than the target financial objectives established by the Compensation Committee. Mr. Glatfelter's incentive bonus payment was higher in 2000 than in 1999 because the company's financial performance was closer to the target financial performance established by the Compensation Committee for 2000 than for 1999 and because the midpoint of his salary range was higher in 2000 than in 1999.

     The Compensation Committee also granted Mr. Glatfelter nonqualified stock options under the Long-Term Incentive Plan effective December 19, 2000 with a value intended to approximate 50% of the midpoint of the salary range for Mr. Glatfelter's salary grade. The remaining 50% consisted of an award of restricted stock by the Compensation Committee vesting December 31, 2004, subject to the achievement of a minimum net income level over the four-year vesting period. The Compensation Committee believes that this form of stock compensation more closely aligns Mr. Glatfelter's interests with those of the shareholders of the company.

                                          R. E. Chappell, Chairman
                                          N. DeBenedictis
                                          R. S. Hillas
                                          R. J. Naples
                                          P. R. Roedel
                                          R. L. Smoot

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total return on the company's common stock during the five years ended December 31, 2000 with the cumulative total return on the S&P MidCap 400 Index and the company's Peer Group(1). The comparison assumes $100 was invested on December 31, 1995 in the company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 2000
[PERFORMANCE GRAPH]

                                                    GLATFELTER (P H)             S&P MIDCAP 400              PEER GROUP ONLY
                                                    ----------------             --------------              ---------------
1995                                                     100.00                      100.00                      100.00
1996                                                     109.33                      119.20                      113.38
1997                                                     117.71                      157.65                      118.80
1998                                                      81.82                      187.77                      113.93
1999                                                     101.54                      215.41                      148.02
2000                                                      92.55                      253.12                      136.42

---------------
(1) The company's Peer Group consists of companies in the same industry as the company. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Bowater, Inc., Chesapeake Corporation, Mead Corporation, Pope and Talbot, Inc., Potlatch Corporation, Schweitzer-Mauduit International, Inc., Wausau Mosinee Paper Mills Corporation, Westvaco Corporation and Willamette Industries.

CERTAIN TRANSACTIONS

     Mr. Smoot, a director of the company, was President and Chief Executive Officer until December 2000, and has been Regional Chairman thereafter, of PNC Bank, National Association, Philadelphia/South Jersey markets. PNC Bank, National Association (PNC Bank), an indirect subsidiary of The PNC Financial Services Group, Inc., has a banking relationship with the company and provides general banking services and credit facilities. PNC Bank is one of seven lending institutions under a $200,000,000 Credit Agreement dated December 22, 1997, which was used to finance the company's acquisition of the Schoeller & Hoesch specialty paper business. PNC Bank's committed share of this credit facility is $31,250,000. As of December 31, 2000, the company's borrowing under the Credit Agreement was approximately $146,250,000; PNC Bank's portion of this loan was approximately $22,850,000. All transactions between the company and PNC Bank have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 1, 2001 (except as otherwise noted) the holdings of (i) each person who is known by the company to own beneficially more than 5% of the common stock of the company, (ii) each director, each director nominee and certain executive officers and (iii) all directors and executive officers of the company as a group. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)           PERCENTAGE
                                                       --------------------------------     OF CLASS
                                                                       VOTING AND/OR       (IF GREATER
                        NAME                           DIRECT(1)    INVESTMENT POWER(2)     THAN 1%)
                        ----                           ---------    -------------------    -----------
Principal Holders
  The PNC Financial Services Group, Inc..............         0         16,339,556(3)          38.5%
     (formerly PNC Bank Corp.)
     Fifth Ave. & Wood St
     Pittsburgh, Pa
  P. H. Glatfelter Family............................         0         13,501,864(4)          31.8%
     Shareholders' Voting Trust
     c/o PNC Bank
     1600 Market Street
     Philadelphia, Pa
  G. H. Glatfelter...................................         0          3,787,319(5)           8.9%
     Spring Grove, Pa
  Dimensional Fund Advisors Inc......................         0          2,445,900(6)           5.8%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

Directors, nominees for director and certain officers
  (other than those listed above)
  R. E. Chappell.....................................     2,000              3,000(7)            --
  N. DeBenedictis....................................    10,250              5,750(7)            --
  P. G. Foulkrod.....................................         0          1,891,932(8)           4.5%
  G. H. Glatfelter II................................     3,981            132,887(9)            --
  L. R. Hall.........................................     4,076             58,455(10)           --
  R. S. Hillas.......................................    16,000              3,000(7)            --
  M. A. Johnson II...................................    10,544              4,536(7)            --
  R. S. Lawrence.....................................         0              9,097(11)           --
  R. L. Miller.......................................     2,250             69,224(12)           --
  R. J. Naples.......................................     1,000                  0               --
  R. P. Newcomer.....................................     9,645            109,465(13)           --
  P. R. Roedel.......................................       200              3,000(7)            --
  J. M. Sanzo........................................       500              3,000(7)            --
  R. L. Smoot........................................     1,500              3,000(7)            --
  R. S. Wood.........................................     2,513             54,306(14)           --
All directors and executive officers as a group......    74,100          6,277,558(15)         15.0%

---------------
 (1) Reported in this column are shares held of record.

 (2) Does not include shares reported in Direct Ownership column. For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, the same security may be beneficially owned by more than one person and, accordingly, in some cases, the same shares are listed opposite more than one name in the table. Also includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed.

 (3) Consists of 9,211,440 shares as to which The PNC Financial Services Group, Inc. (PNC) has sole voting power; 7,028,250 shares as to which PNC has shared voting power; 10,173,478 shares as to which PNC has sole investment power; and 5,836,711 shares as to which PNC has shared investment power. The amounts specified for shared voting power and shared investment power both include 89,348 shares held by PNC Bank, National Association (PNC
     Bank) as co-trustee with G. H. Glatfelter, 989,263 shares held by PNC Bank as co-trustee or co-fiduciary with P. G. Foulkrod and 5,898 shares held by PNC Bank as co-trustee with G. H. Glatfelter II. In addition, 13,501,864 shares of the total amount of shares beneficially held by PNC are deposited in the voting trust (see footnotes (4) and (8)). All shares beneficially held by PNC are also considered to be beneficially held by its subsidiary, PNC Bancorp, Inc., and by PNC Bank, a subsidiary of PNC Bancorp, Inc. All of the above share amounts are as of December 31, 2000.

 (4) Consists of shares beneficially owned as of December 31, 2000 by certain descendants of Philip H. Glatfelter or the spouses of such descendants, including shares beneficially owned by P. G. Foulkrod, G. H. Glatfelter and
     G. H. Glatfelter II, which were deposited in the P. H. Glatfelter Family Shareholders' Voting Trust dated July 1, 1993 (the voting trust). Shares deposited in the voting trust may be withdrawn subject to certain conditions. Co-trustees for the voting trust are William M. Eyster II, Katherine G. Costello, Irene G. Fegley, Elizabeth Glatfelter, Susan M.G. Wilson and PNC Bank. Co-trustees other than PNC Bank each represent a family group. The shares deposited in the voting trust may be voted only in accordance with a majority of votes cast by the co-trustees pursuant to a weighted formula in which (i) each co-trustee (other than PNC Bank) is entitled to cast such number of votes as is equal to the number of shares deposited in the voting trust in which members of his or her family group have an interest and (ii) PNC Bank is entitled to cast such number of votes as is equal to the number of shares deposited in the voting trust in which any fiduciary trust of which PNC Bank is a trustee and which is for the benefit of one or more Glatfelter family members has an interest. The co-trustees have no dispositive power with regard to the shares deposited in the voting trust. The voting trust will continue until it is terminated by the co-trustees or all of the shares deposited in the voting trust are withdrawn. The address for each of the co-trustees is c/o PNC Bank, National Association, 1600 Market Street, Philadelphia, Pa.

 (5) Includes 3,000 shares subject to the currently exercisable portions of options as well as 89,348 shares held as co-trustee with PNC Bank, 901,161 shares (of which 4,416 shares are also included in the number of shares which he holds as co-trustee) which G. H. Glatfelter has the right to withdraw from certain trusts of which PNC Bank is trustee and 2,793,810 shares which G. H. Glatfelter has the right, on certain conditions, to purchase from certain trusts of which PNC Bank is trustee. Except for the 3,000 shares subject to currently exercisable options and 2,306,178 shares which he has the right to purchase, all shares beneficially owned by G. H. Glatfelter are deposited in the voting trust (see footnote (4)). Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2001.

 (6) Represents 2,445,900 shares beneficially owned, as of December 31, 2000, by Dimensional Fund Advisors Inc. (Dimensional). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over shares that are owned by the Funds. All 2,445,900 shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

 (7) Includes 3,000 shares subject to the currently exercisable portions of options. Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2001.

 (8) Includes 1,500 shares subject to the currently exercisable portions of options, as well as 1,014 shares held through a self-directed IRA which is beneficially owned by P. G. Foulkrod's husband, 1,122 shares held in a retirement plan of which P. G. Foulkrod's husband is trustee, 989,263 shares held as co-trustee and 899,033 shares which P. G. Foulkrod has the right to withdraw from a trust of which PNC Bank is trustee. Except for the 1,014 shares held through the IRA and the 1,122 shares held in the retirement plan, all shares beneficially owned by P. G. Foulkrod are deposited in the voting trust (see footnote (4)). Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2001.

 (9) Includes 125,740 shares subject to the currently exercisable portions of options. Of the shares beneficially owned by G. H. Glatfelter II, 5,898 are held as co-trustee with PNC Bank and are subject to the voting trust (see footnote (4)).

(10) Includes 58,058 shares subject to the currently exercisable portions of options.

(11) Includes 9,097 shares subject to the currently exercisable portions of options.

(12) Includes 65,203 shares subject to currently exercisable portions of options.

(13) Includes 106,477 shares subject to the currently exercisable portions of options.

(14) Includes 48,090 shares subject to currently exercisable portions of options.

(15) Includes 571,512 shares subject to currently exercisable portions of options.

     G. H. Glatfelter, the voting trust, The PNC Financial Services Group, Inc., PNC Bancorp, Inc. and PNC Bank, National Association may be deemed to be "control persons" of the company for purposes of the proxy rules and regulations of the Securities and Exchange Commission.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Certain officers of the company, namely George H. Glatfelter II, Leland R. Hall, Robert L. Miller, C. Matthew Smith and Robert S. Wood, each failed to file on a timely basis one Form 4 covering one transaction by each of them during the company's most recent fiscal year. Each such individual filed one late Form 4 on August 17, 2000 to report such transaction.

     Robert S. Lawrence, a former officer of the company, failed to file on a timely basis two Forms 4, each covering one transaction, during the company's most recent fiscal year. Mr. Lawrence filed one late Form 4 on August 17, 2000 to report one of these transactions and reported the second transaction on a Form 5 filed on February 9, 2001.

     Patricia G. Foulkrod, a director of the company, failed to file on a timely basis multiple reports required by Section 16(a) of the Securities and Exchange Act of 1934 covering nine transactions during the company's two most recent fiscal years. Ms. Foulkrod filed one late Form 4 on March 5, 2001 to report these nine transactions.

     Robert E. Chappell and Nicholas DeBenedictis, directors of the company, each failed to file on a timely basis one Form 5 covering three transactions by each of them during the company's most recent fiscal year. Each of Mr. Chappell and Mr. DeBenedictis filed one late Form 5 on March 14, 2001 to report such transactions.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know would be presented a reasonable time before this solicitation, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                                          /s/ M.R. MUELLER
                                          M. R. MUELLER,
                                          Secretary

March 19, 2001

                                                                      APPENDIX A

                            P. H. GLATFELTER COMPANY

                            AUDIT COMMITTEE CHARTER

ROLE

     The Audit Committee is responsible to the Board of Directors for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and oversight of compliance by the Company with applicable laws and regulations and its code of conduct and shall perform such other duties as may be directed by the Board. The Committee shall maintain free and open communication (including executive sessions at least annually) with the Company's independent auditors, internal auditors, and management. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

MEMBERSHIP AND INDEPENDENCE

     The membership of the Committee shall consist of at least three directors who are generally knowledgeable in current financial, accounting and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

     The Chairperson of the Audit Committee, who shall be appointed by the Board of Directors, shall be responsible for leadership of the Committee, including preparing agendas for and presiding over meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer and the internal audit manager of the Company and the lead independent audit partner.

RESPONSIBILITIES

FINANCIAL REPORTING

     - Review the audited financial statements and management's discussion and analysis of financial condition and results of operations ("MD&A") and discuss them with management and the independent auditors. These discussions shall include consideration of the quality of the Company's accounting policies and principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgment areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

     - Review with management and the independent auditors the quarterly financial information and MD&A prior to the filing of the Company's Quarterly Reports on Form 10-Q. This review may be performed by the Committee or its Chairperson.

     - Report Audit Committee activities to the full Board and issue annually a report (including appropriate oversight conclusions) to be included in the Company's proxy statement for its annual meeting of shareholders.

INDEPENDENT AUDITORS

     - Recommend to the Board annually the independent auditors to be engaged to audit the financial statements of the Company. In doing so, the Committee will request from the auditors a written affirmation that they are independent of the Company, discuss with the auditors any relationships (including non-audit services) that may impact their independence, and recommend to the Board any actions necessary to oversee the auditors' independence.

     - Oversee the independent auditors' relationship by discussing with the auditors the nature, scope and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on appropriate matters.

     - Review the management letter from the independent auditors and the adequacy of management's responses thereto.

CORPORATE GOVERNANCE

     - Provide guidance and oversight to the internal audit activities of the Company, including reviewing the organization, plans and results of such activities, and providing the internal auditor full access to the Committee (and the Board) to report on any and all appropriate matters.

     - Discuss with management, the internal auditor and the external auditors the quality and adequacy of the Company's accounting systems (including their security), internal controls and financial personnel.

     - Provide guidance and oversight to the compliance program of the Company.

     - Discuss with the Compliance Officer and senior management the status of pending litigation, taxation matters and other legal and compliance matters as may be appropriate.

     - Review this Charter with the Board of Directors annually.

                                 [RECYCLE LOGO]

                           Printed on Ecusta Sparlite
                              Manufactured by the
                            P. H. Glatfelter Company

     Basis 25x38 -- 37 lb. Recycled.

PROXY                       P. H. GLATFELTER COMPANY
                               YORK, PENNSYLVANIA

          ------------------------------------------------------------
                        PROXY SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 25, 2001

     The undersigned shareholder of P. H. Glatfelter Company hereby appoints Robert E. Chappell, Nicholas DeBenedictis and Richard L. Smoot and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the Company's Spring Grove Mill, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 25, 2001, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

     IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

              (PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

                  (Continued and to be signed on reverse side)

X  Please mark your
   votes as in this
   example.


                         VOTE for all
                        nominees listed                VOTE
                      at right, except as             WITHHELD
                        indicated below           for all nominees
1. Election of
   Directors:


 THE BOARD OF DIRECTORS RECOMMENDS VOTING `FOR' THE NOMINEES.
 NOMINEES:   Term Expiring in 2004:
             Robert P. Newcomer
             John M. Sanzo

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.



Signature                         Date            Signature
          ----------------------       ----------           --------------------
                                                               IF HELD JOINTLY

 Date
      ----------

NOTE: Signature should be the same as the name printed above. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.


                                       2